[Reproduction of DMS Letterhead]


                                                    Executive Offices

       [DMS Logo]

                                                    2171 Monroe Avenue
                                                    Suite 204
                                                    Rochester, New York  14618

                                                    Telephone  (877) 383-7396
                                                    Telecopier (585) 363-2031

                               December 7, 2010

                         LETTER TO OUR SHAREHOLDERS

Dear Shareholder,

     May I thank those of you for your support and belief in DMS, especially at this critical juncture in our continuing organization and development.

     While I, and the other new senior officers, have only served DMS for a little longer than one month in our respective capacities, I am proud to state that, together, we have overcome many obstacles related to DMS' marked past (including its disappointing performance), and, we are dedicated to proceed to the next stages of DMS' ongoing development this week.

     I am certain I can speak for Michael Grande, DMS' Co-President and Chief Operating Officer, when I state that we have been challenged by our official responsibilities to DMS and to its shareholders, by having to overcome the skepticism over DMS' ability to effect its recently-adopted plans of restructuring, reorganization, and future development. In years past, DMS was incapable of implementing the former management's plan of operations due to a significant number of issues. The principal issue was the company's inability to secure adequate capital and/or credit accommodations in order to carry-out its stated business plan. The next main issue was DMS' inability to develop or sell its real estate portfolio in Poinciana, Florida, which, inadvertently, was directly caused by the downturn in this nation's financial and real estate markets. The remaining principal issue was the company's inability to keep current on then its reporting obligations to the SEC, which, most of you know, required the company's former president to file a Form 15 with the SEC on or about January 7, 2008. The latter action caused widespread concern with DMS' shareholders, because DMS was no longer required to disclose its activities with the SEC, which caused the company's shareholders to remain "in-the-dark"

              Letter to Shareholders, December 7, 2010, Page 1

with regard to their respective investments.

     To an extent, it is true that I have succeeded to the company's problems by virtue of the offices I hold in DMS. It is with this inheritance that I am ever vigilant and ever-more committed to the shareholders and to the company to be able to successfully turn DMS around. I am certain that Mike, too, feels the enormity of our responsibilities and the tasks that we have been and must continue to undertake to reestablish investor confidence in DMS.

     Prior to my appointment as Co-President and Chief Executive Officer of DMS on October 5, I never served in any formal senior executive management position with DMS in the past (other than by serving as an advisor to the former chairman of the board). (Just a note, in my position as an advisor, please understand that advice is just that; in most cases it was not heeded.) At best, I have been frustrated in my on-again-off-again relationship with the former Board of Directors of DMS. It was only early this year that I, with Mike, approached the company's former chairman of the board with a plan to salvage DMS, so that it could be utilized for dedicated, serious investments and business operations. However, after brief appointments in February of this year, Mike and I were disappointed that the philosophy of the company's then management remained unchanged from years past.

     In August, Mike and I talked to the company's former chairman of the board and managed to convince him that DMS was going nowhere, and, the board of directors should consider a new path for the company.

     I am not asserting any specific blame on the company's former board of directors and officers. As Mike has stated before, the company never filed bankruptcy, and the board's actions were caused by extraordinary situations that were a sign of the times. In fact, I will credit the company's former officers and directors for providing Mike and I with the opportunity to try to turn around the company's ill fortunes, which now brings me to the task of acquainting you with the multi-staged plans of restructuring, reorganizing, and further developing DMS.

     Basically, the multi-tiered plans we developed and that we are in the process of implementing are essential to the company's well-being. While it is no fault of our shareholders, the company has not released any information as to the company's business and operations since October 17, 2008, and that information was limited in nature. The last substantive information that DMS released to the public was on its Form 10-Q for the fiscal quarter-ended February 28, 2006, and the last year that DMS reported its statements of financial condition under audit was in its Form 10-K for the fiscal year-ended May 31, 2005. Clearly, the information the public has had to work with is seriously outdated. In fact, the assumptions concluded by many of you in your correspondence with me is based on this outdated information. Please

              Letter to Shareholders, December 7, 2010, Page 2

accept my apologies for this fact.

     Thus,the first matter-of-business that Mike and I had to deal with was to locate a suitable and "clean" business combination-related shell company that would be willing to merge with DMS. The candidate had to be subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934. Reluctantly, after an exhaustive search for such a company to no avail, I decided to commit a non-trading shell that I control by supermajority to merge with DMS. As many of you know, the name of that company is Montana Acquisition Corporation. In retrospect, Montana is a good match for DMS due to the fact that it only has three shareholders, that it has virtually no liabilities, and that it requires very little maintenance to bring it current on its reports and accounting. The principal reason Mike and I decided to secure the fully-reporting company in the beginning, is in two parts. First, we needed to know whether or not we could secure a fully-reporting company to accommodate the needs that were specific to DMS' situations, and, secondly, to make certain we could combine DMS with a company so that DMS' shareholders would be able to see the progress the surviving corporation is making towards reestablishing itself in the public's view. (For those of you that haven't read Montana's filings pursuant to Rule 425, Montana will remain the survivor in the merger.) The second major reason we needed to position DMS in a fully-reporting company is so that Mike and I can attract qualified acquisitions to the surviving corporation. Without reporting obligations, sellers of stock in other companies (or the sellers of qualified businesses) are reluctant to enter into one or more transactions where they would not be able to view the company's acts, activities, and events. As of today's date, the merger and reorganization are scheduled to occur within 25 days from December 10, notwithstanding comments from the SEC, FINRA, NASDAQ, and OTC Markets. There have been many of you that have clearly been confused as to the merger process to which Montana and DMS must commit.

     Although DMS' former president filed a Form 15 with the SEC on or about January 7, 2008 that, essentially, relieved the company of its reporting obligations, the company must still provide the SEC information regarding certain events; particularly, when it comes to the matter of effecting a combination with a reporting company. Similarly, Montana, because it is a fully-reporting company, must comply with U. S. Federal securities laws to announce and exchange information on the same matter, except in more detail. The sequence of events that have occurred and that are scheduled to occur are as follows:

     1. DMS, in its organic corporate form, must have satisfied its filing obligations with the State of Florida. (We completed this task on or about October 26, 2010.)

     2.  DMS must have satisfied its obligations in respect of administrative

              Letter to Shareholders, December 7, 2010, Page 3

obligations; i.e., it must have brought current its Minute Book and corporate records indicating the board's activities and subsequent resolutions to-date. (We completed these tasks on or about October 28, 2010.)

     3. DMS must have prepared its books-of-account and prepared its current statements of financial condition. (These statements have not been prepared; however, we have located the most recent unaudited financial statements of the company for the fiscal quarter-ended November 30, 2009. To the extent of the company's financial statements, I will speak further on this matter following my statements as to the merger and reorganization.)

     4. DMS must prepare all of the documents, contracts, and other writings that are necessary to (a) terminate the company's existing non-performing contracts (or those that are deemed of no value to the company), (b) to deliver new contracts and agreements to the company's new officers, advisors, and directors, (c) to prepare one or more current reports to disclose recent events, (d) to prepare those documents that are necessary to transfer and assign the company's interests in certain non-performing assets or claims-in-litigation to those persons or entities that were named by the company's new board of directors,(e) to prepare those documents the company must file with the SEC in respect of the overall merger and plan of reorganization, and
(f) DMS prepare all of the documents that will be required to re-domesticate DMS to Delaware (in order to complete the type of reorganization that Mike and I have recommended the board of directors effect). (This action is subject to shareholder approval and I will discuss items 4(e) and 4(f) in greater detail below.) (We have prepared about 70% of these documents, as the documents are
costly to prepare and format to the SEC's specifications.   Mike and I have
managed to try to stay ahead of the costs, as he and I have paying these expenses on behalf of the company.)

         (As to the documents required to be filed with the SEC, one document in particular, Schedule 14A, requires a two-stage filing. Because Montana is the proponent to the merger and subsequent reorganization, the SEC requires that a preliminary Schedule 14C be filed 20 days prior to the effect of the ensuing actions adopted by the written consent of shareholders (which actions are pretty much to do with any event associated with DMS). If the SEC does not offer its comments on the preliminary filing, then, the company must file a definitive Schedule 14C. This document and the subject corporate actions will become effective automatically after 10 business days from the date the companies file the definitive Schedule 14C.)

     5. Contemporaneously with the definitive Schedule 14C's 10 day-running, the company (together with Montana) must file certain applications with NASDAQ and must provide FINRA (formerly the NASD) with certain notifications as to the merger, the recapitalization of the surviving corporation, the plan of reorganization, and other matters, so that FINRA can in the 10-day period

              Letter to Shareholders, December 7, 2010, Page 4

change the company's symbol, update the OTC Markets' site, and, generally, to make certain the company has fully disclosed and complied with the requisite matters associated with the corporate changes, the merger, the corporate re-domestication, and the reorganization. (We expect to file the preliminary
Schedule 14C, jointly with Montana, on December 10. It is an extremely long document - together with its exhibits - and requires both companies to provide considerable explanations as to their respective operations and business.)

     6. Immediately following the merger and reorganization, the surviving corporation - Montana - must file all of the documents associated with the merger and reorganization with the State of Delaware and will immediately be required to file a current report on Form 8-K with the SEC.

     7. Immediately following the close of the merger, the surviving corporation must provide the corporation's stock transfer agent with the corporation's new C-U-S-I-P number for each class of its stock, so the stock transfer agent may exchange shares in DMS for those in Montana (in accordance with the terms if the Agreement and Plan of Merger and Reorganization).

     8. As soon as is practicable following the close of the merger, the surviving corporation is expected to register the merger shares with the SEC on a Form S-1 Registration Statement. (Presently, Montana's existing shares are registered, as amended, under the Securities Act of 1933.)

     I would like to clarify a number of items that I stated hereinabove. One matter that is of principal concern to the company's shareholders is that of the company's disclosure of its current assets and liabilities. I am pleased to announce the company will release unaudited statements of financial condition in a Form 8-K report on or before December 9. This report will also provide detailed explanations as to other specific aspects of the company's existing operations, plan of operations, and matters of concern to the company's shareholders, including, but not limited to:

     (i) the company's entry or termination of material definitive agreements;

     (ii) a full and complete description of the disposition of the company's assets;

     (iii) results of the company's operations and financial condition;

     (iv) an explanation as to the creation of any direct financial obligation or an obligation under an off-balance sheet arrangement;

              Letter to Shareholders, December 7, 2010, Page 5


     (v) an explanation as to triggering events that will increase a direct financial obligation of the company;

     (vi) an detailed explanation as to costs associated with exit or disposal activities;

     (vii) an explanation as to material impairments and resultant charges against the company's assets;

     (viii) a detailed schedule of recent unregistered sales of the company's securities;

     (ix) an explanation as to material modifications to rights of security holders (principally related to the merger);

     (x)     changes in the company's principal certifying accountant;

     (xi) the company's detailed explanation as to non-reliance on previously issued financial statements;

     (xii)   information as to changes in the company's control;

     (xiii) an explanation as to the departure of certain directors and officers and information as to the newly-appointed officers and recently elected directors;

     (xiv) a detailed explanation as to the submission of matters subject to a vote or action by written consent of the company's shareholders; and

     (xv) detailed explanations as to any other matters of material concern to the company and its shareholders.

     In conclusion of the merger topic, therefore, the schedule and timing of these filings and events is the reason the merger and reorganization have not yet been concluded. Consequently, no shares in Montana have been issued to DMS' existing shareholders.

     The second matter-of-business following the merger is to settle existing litigation with shareholders and creditors. We propose accomplishing this objective by issuing shares in a newly created non-voting Common Class B stock in the surviving corporation, which we propose to register and have quoted as soon as is practicable following the merger and reorganization. In this manner of settlement, existing shareholders holding shares of voting Common Class A stock. Moreover, the acquisition of new corporations and/or assets will be accomplished by the issuance of various classes of common stock

              Letter to Shareholders, December 7, 2010, Page 6

that will be junior (in terms of the payment or distribution of dividends) or by the issuance of preferred stock, all of which will be registered with the SEC as soon as is practicable following the merger. By our utilizing these methods, we will not dilute the percentage positions of the current holders of the surviving corporation's Common Class A stock.

     As of the date of this notice, following the company's issuance of shares to Mike and I, and an increase of 600,000 shares to Chancellor Development Properties, Inc. (to settle Leo's accrued but unpaid wages), the company has 31,804,136 shares of its common stock issued and outstanding, of which 3,728,036 are float shares held in street name by Cede & Co. As an additional note, the company has no intention of directly selling additional shares of the company in the near future so as to dilute the public float.

     The third matter-of-business following the completion of the merger will be to qualify a number of pre-selected acquisitions of privately and publicly held companies and assets, and to complete the acquisition of certain assets that were previously, yet very briefly, described in prior filings or notices. Notwithstanding the enormous volume of filings and other writings that are in various stages of completion and/or filing, the bottom line is to introduce quality, income producing assets to the surviving corporation.

     In closing, I suspect that some shareholders may be disappointed by some of the disclosures the company will be making this week. However, while I acknowledge my responsibility to the company and its shareholders from the date I took office, I can honestly state that my job, and that of Mike's, is to resolve all prior controversies between the company and its current and former shareholders, creditors, and litigants, to proceed with the merger and reorganization to establish a level of transparency of the company to its shareholders, and to proceed in a calculated manner to acquire qualified and select assets in the surviving corporation in the hope of benefiting the company and its shareholders.

     I am required by U. S. Federal securities laws to inform you that this letter is for your information only and has been reported to the SEC in a Form 8-K filing. Please remember that any investment in our securities represents a high degree of risk. You should not invest in our securities unless you are prepared to lose your entire investment. DMS is seeking "safe-harbor" for certain statements that may be considered "forward-looking." The italicized terms are defined in Section 27A of the Securities Act of 1933 and in Section 21E of the Securities Exchange Act of 1934.

     Once again, thank you for your continued interest in DMS and its future. I hope this information addressed some of your major concerns or answered your immediate questions. I welcome any comments you may have; please address your comments in writing and deliver them to the address first written above.

              Letter to Shareholders, December 7, 2010, Page 7

                                        Respectfully,

                                        DISTRIBUTION MANAGEMENT SERVICES, INC.

                                        /s/ Randolph S. Hudson

                                        Randolph S. Hudson
                                        Acting Chairman of the Board
                                        Co-President
                                        Chief Executive Officer
                                        Acting Treasurer
                                        Acting Chief Financial Officer

RSH:wes

cc:  As required per DMS Matrix 2010-1206-001
     The SEC via The EDGAR System
     Montana Acquisition Corporation

              Letter to Shareholders, December 7, 2010, Page 8